Exhibit 21.1

LOGITECH INTERNATIONAL S.A.

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
AMERICAS
Logitech Inc.	United States of America
Logitech (Slim Devices) Inc.	United States of America
Logitech (Streaming Media) Inc.	United States of America
WiLife, Inc.	United States of America
Ultimate Ears LLC	United States of America
Ultimate Ears Incorporated	United States of America
UE Acquisition Inc.	United States of America
UE Consumer, LLC	United States of America
SightSpeed, Inc.	United States of America
Labtec Inc.	United States of America
LifeSize Communications, Inc	United States of America
Logitech Latin America, Inc.	United States of America
Logitech Argentina S.R.L.	Argentina
Dexxa Accessorios De Informatica Do Brasil Ltda.	Brazil
Logitech Canada Inc.	Canada
Logitech Chile Limitada	Chile
Logitech de Mexico S.A. de C.V.	Mexico
Logitech Servicios Latinoamérica, S.A. de C.V.	Mexico
EUROPE
Logitech S.A.	Switzerland
Logitech Europe S.A.	Switzerland
Labtec Europe S.A.	Switzerland
Logitech (Streaming Media) SA	Switzerland
Logitech Schweiz AG	Switzerland
3Dconnexion S.A.	Switzerland
Logitech Ireland Services Limited	Ireland
Logitech 3D Holding GmbH	Federal Republic of Germany
Logitech GmbH	Federal Republic of Germany
Logitech UK Limited	United Kingdom
Logitech (Jersey) Limited	Jersey, Channel Islands
SAS Logitech France	Republic of France
Logitech Benelux B.V.	Kingdom of the Netherlands
Logitech Italia SRL	Republic of Italy
Logitech Mirial Srl	Republic of Italy
Logitech Norway AS	Norway
Logitech Espana BCN SL	Spain
Logi Trading and Services Limited Liability Company	Hungary
Logitech Czech Republic, s.r.o.	Czech Republic
Logitech Nordic AB	Sweden
Logitech Poland Spolka z.o.o.	Poland
Logitech Austria GmbH	Austria
Logitech Middle East FZ-LLC	United Arab Emirates
Logitech Hellas MEPE	Greece
Limited Liability Company “Logitech”	Russia
Logi Peripherals Technologies (South Africa) (Proprietary) Limited	South Africa
ASIA PACIFIC
Logitech Technology (Suzhou) Co., Ltd.	People’s Republic of China
Suzhou Logitech Electronic Co. Ltd.	People’s Republic of China
Suzhou Logitech Computing Equipment Co., Ltd.	People’s Republic of China
Logitech (Beijing) Trading Company Limited	People’s Republic of China
Logitech Technology (Shenzhen) Consulting Co., Ltd	People’s Republic of China
Logitech (China) Technology, Ltd.	People’s Republic of China
Logitech Far East, Ltd.	Taiwan, Republic of China
Logitech Asia Logistics Limited	Hong Kong
Logitech Asia Pacific Limited	Hong Kong
Logitech Hong Kong, Limited	Hong Kong
Logitech Service Asia Pacific Pte. Ltd.	Republic of Singapore
Logitech Singapore Pte. Ltd.	Republic of Singapore
Logicool Co., Ltd.	Japan
Logitech Electronic (India) Private Limited	India
Logitech Engineering & Designs India Private Limited	India
Logitech Trading Pvt. Ltd.	India
Logitech Korea Ltd.	Korea
Logitech New Zealand Co., Ltd.	New Zealand
Logitech Australia Computer Peripherals Pty, Limited	Commonwealth of Australia